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                          WAXTECH INTERNATIONAL, INC.
                           ---------------------------
                                403 Briarpark Dr.
                              Houston, Texas 77042
                          713 339 1122 Fax 713 339 1133


March 26, 2003

Mr. Tomohito Hanada
Mitsubishi International Corporation
1 Houston Center, Suite 3500
Houston, TX 77010

Dear Tomohito:

In accordance with Article 15 of our "Distribution Agreement" between Waxtech and MIC, WaxTech has assigned the Agreement directly to EnerTeck. Acceptance on the part of EnerTeck is acknowledged by EnerTeck's duly appointed representative and indicates EnerTeck's agreement to assume the terms and conditions therein to MIC, the distributor.


Regards,

/s/
V. Patrick Keating
President and CEO
WaxTech International, Inc.


Agreed and accepted for EnerTeck Chemical Corporation:

/s/

Dwaine D. Reese                             date: 3/26/03
Chairman and COO